Exhibit 99.1

Ideanomics, Inc. Reports Q3 2023 Financial Results

New York, NY November 21, 2023/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global company focused on accelerating the commercial adoption of electric vehicles, announced today its third quarter 2023 operating results for the period ended September 30, 2023.

During the third quarter Ideanomics continued executing its commitment to shareholders to exit non-core businesses and finalize a reorganization of the business to focus on last-mile and local delivery vehicles and associated charging products.

Third Quarter Highlights
•Energica selected by police services in France and Barbados to provide electric motorcycles for police fleets.
•WAVE completes an OEM-approved installation of wireless charging on a Kenworth truck in collaboration with Kenworth and Dana.
•WAVE continues testing with major logistics fleet customer.

Ideanomics Third Quarter 2023 Operating Results
Revenue for continuing operations in the quarter, excluding a change in accounting estimate, was $3.5 million, 57 percent lower than the same time last year. Revenue for continuing operations for the first nine months of 2023, excluding a change in accounting estimate, was 14.5 million dollars, 24 percent lower than the same period last year.
Gross Profit
Gross Profit from continuing operations, excluding the change in accounting estimate, was a loss of 0.5 million dollars, representing a gross margin of negative 14.8% percent. This is an increase of roughly 0.1 million dollars compared to a loss of 0.6 million dollars last year.

Note: As described in the company’s 10-Q filing, some business components have been classified as discontinued operations, and a change in accounting estimate occurred as a result of new sales data. This means certain revenues are no longer included in our results, and the figures above represent continuing operations only and exclude the change in accounting estimate, to ensure an appropriate comparison between periods.

Conference Call Information
Ideanomics' management, including Alf Poor (Chief Executive Officer) and Scott Morrison (Chief Financial Officer), will host a live earnings release conference call at 4:30 pm ET, Tuesday, November 21, 2023. Time permitting, Ideanomics management will answer questions during the Q&A session. A replay of the earnings call will be available soon after the conclusion of the event.
To join the call, please visit https://investors.ideanomics.com/Q32023 for dial-in information.

About Ideanomics
Ideanomics (NASDAQ: IDEX) is a global group with a simple mission: to accelerate the commercial adoption of electric vehicles. By bringing together vehicles and charging technology with design, implementation, and financial services, we provide the completeness of solutions needed for the commercial world to commit to an EV future. To keep up with Ideanomics, please follow the company on social @ideanomicshq or visit https://ideanomics.com.

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, involve known and unknown risks and uncertainties, and include the statement regarding the completion of the business combination within a certain period of time, if ever. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to obtain necessary regulatory approvals and other risks and uncertainties disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:
Tony Sklar, SVP of Investor Relations
1441 Broadway, Suite 5116, New York, NY 10018
ir@ideanomics.com

IDEANOMICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue from sales of products	$ 583	$ 7,625	$ 11,038	$ 17,428
Revenue from sales of services	19	426	99	1,205
Other revenue	63	170	506	310
Total revenue	665	8,221	11,643	18,943
Cost of revenue from sales of products	1,047	8,712	11,841	17,834
Cost of revenue from sales of services	255	110	451	829
Cost of other revenue	816	56	1,639	198
Total cost of revenue	2,118	8,878	13,931	18,861
Gross (loss) profit	(1,453)	(657)	(2,288)	82

Operating expenses:
Selling, general and administrative expenses	8,146	31,024	69,830	91,604
Research and development expense	1,540	830	9,563	2,420
Asset impairments	104,386	298	142,370	699
Goodwill impairments	10,712	—	10,712	—
Depreciation and amortization	5,635	1,652	15,399	4,011
Change in fair value of contingent consideration, net	(61,469)	—	(74,416)	(131)
Other general expenses	(261)	—	89	—
Total operating expenses	68,689	33,804	173,547	98,603

Loss from operations	(70,142)	(34,461)	(175,835)	(98,521)

Interest and other income (expense):
Interest income	—	941	401	2,522
Interest expense	(1,366)	(222)	(2,636)	(1,256)
Gain on remeasurement of investment	—	—	—	10,965
Loss on disposal of investment	(1,153)	(30)	(1,153)	(218)
Other income, net	9,560	567	11,598	1,143
Loss before income taxes	(63,101)	(33,205)	(167,625)	(85,365)

Income tax benefit	876	312	4,258	742
Impairment of and equity in loss of equity method investees	—	(429)	—	(2,357)

Net loss from continuing operations	(62,225)	(33,322)	(163,367)	(86,980)
Net loss from discontinued operations, net of tax	(2,368)	(5,531)	(24,206)	(20,237)
Net loss	(64,593)	(38,853)	(187,573)	(107,217)

Net loss attributable to non-controlling interest	1,586	1,439	4,753	3,525

Net loss attributable to Ideanomics, Inc. common shareholders	$ (63,007)	$ (37,414)	$ (182,820)	$ (103,692)

Basic and diluted loss per share from continuing operations	$ (5.19)	$ (8.07)	$ (17.07)	$ (21.02)
Basic and diluted loss per share from discontinued operations	$ (0.20)	$ (1.40)	$ (2.61)	$ (5.10)
Basic and diluted loss per share	$ (5.39)	$ (9.47)	$ (19.68)	$ (26.11)
Weighted average shares outstanding:
Basic and diluted	11,692,394	3,952,490	9,291,974	3,971,139

IDEANOMICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except share and per share data)	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$ 1,884	$ 3,245
Accounts receivable, net	3,066	4,269
Contract assets	1,926	3,579
Amount due from related parties	90	90
Notes receivable from third parties, net	41	31,653
Inventory, net	16,781	23,192
Prepaid expenses	6,863	9,618
Other current assets	5,046	5,096
Current assets of discontinued operations	10,463	33,296
Total current assets	46,160	114,038
Property and equipment, net	11,128	7,845
Intangible assets, net	39,980	43,622
Goodwill	37,254	37,775
Operating lease right of use assets	10,814	10,533
Long-term investments	—	7,500
Other non-current assets	2,866	2,276
Non-current assets of discontinued operations	3,082	19,212
Total assets	$ 151,284	$ 242,801

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK, AND EQUITY
Current liabilities
Accounts payable	$ 56,271	$ 25,448
Accrued salaries	4,119	6,851
Accrued expenses	2,436	2,674
Deferred revenue	2,900	2,105
Amount due to related parties	1,942	1,927
Current portion of operating lease liabilities	2,828	2,031
Promissory note due to related party	2,286	2,021
Promissory note due to third parties	7,957	5,814
Convertible note due to third party	6,149	3,928
Current contingent consideration	78	867
Other current liabilities	14,874	9,288
Current liabilities of discontinued operations	7,499	13,909
Total current liabilities	109,339	76,863
Promissory note due to third parties	1,673	1,957
Operating lease liabilities - long term	11,244	8,566
Deferred tax liabilities	2,841	2,511
Other long-term liabilities	1,116	1,131
Non-current liabilities of discontinued operations	1,938	5,210
Total liabilities	128,151	96,238
Commitments and contingencies (Note 14)
Convertible redeemable preferred stock
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of September 30, 2023 and December 31, 2022	1,262	1,262
Series B - 50,000,000.00 shares authorized, 20,000,000 and 10,000,000 shares issued and 2,105,200 and 10,000,000 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	1,863	8,850
Series C - 2,000,000 shares authorized, 1,159,276 and 0 shares issued and 608,680 and 0 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	4,825	—
Equity
Common stock - $0.001 par value; 12,000,000 shares authorized, 11,992,765 and 4,786,290 shares issued and 11,923,955 and 4,786,290 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	1,499	597
Additional paid-in capital	1,071,219	1,004,082
Accumulated deficit	(1,049,603)	(866,450)
Accumulated other comprehensive loss	(6,684)	(6,104)
Total Ideanomics, Inc. stockholders' equity	16,431	132,125
Non-controlling interest	(1,248)	4,326
Total equity	15,183	136,451
Total liabilities, convertible redeemable preferred stock, and equity	$ 151,284	$ 242,801